EXHIBIT A

                    METLIFE INSURANCE COMPANY OF CONNECTICUT

                   (FORMERLY, THE TRAVELERS INSURANCE COMPANY)

                                   CERTIFICATE

         I, ERNEST J. WRIGHT, Secretary of THE TRAVELERS INSURANCE COMPANY, DO HEREBY CERTIFY that by unanimous consent action of the Board of Directors of The Travelers Insurance Company effective the 22nd day of October, 1993, the following resolutions were adopted:

VOTED: That pursuant to authority granted by Section 38a-433a of the Connecticut General Statutes, the Chairman of the Board, the President or Chief Investment Officer, or any one of them acting alone, for the purpose of doing variable life insurance or variable annuity business, is authorized to establish a separate account or accounts to invest in shares of investment companies pursuant to plans and contracts issued and sold by the Company in connection therewith.

VOTED: That the proper officers are authorized to take such action as may be necessary to register as unit investment trust investment companies under the Investment Company Act of 1940 the separate account or accounts to be established to hold shares of investment companies; to file any necessary or appropriate exemptive requests, and any amendments thereto, for such separate account or accounts under the Investment Company Act of 1940; to file one or more registration statements, and any amendments, exhibits and other documents thereto, in order to register plans and contracts of the Company and interests in such separate account or accounts in connection therewith under the Securities Act of 1933; and to take any and all action as may in their judgment be necessary or appropriate in connection therewith.

         I FURTHER CERTIFY that by unanimous consent action of the Board of Directors of The Travelers Insurance Company effective the 21st day of September, 1994, the following resolution was adopted:

VOTED: That each officer and director who may be required, on their own behalf and in the name and on behalf of the Company, to execute one or more registration statements, and any amendments thereto, under the Securities Act of 1933 and the Investment Company Act of 1940 relating to the separate account or accounts to be established to invest in shares of investment companies is authorized to execute a power of attorney appointing representatives to act as their attorney and agent to execute said registration statement, and any amendments thereto, in their name, place and stead; and that the Secretary, or any Assistant Secretary designated by the Secretary, is designated and appointed the agent for service of process of the Company under the Securities Act of 1933 and the Investment Company Act of 1940 in connection with such registration statement, and any amendments thereto, with all the powers incident to such appointment.

         AND I DO FURTHER CERTIFY that the foregoing actions of the said

Board of Directors is still in full force and effect.



     IN WITNESS WHEREOF, I have hereunto set my hand and the seal of THE TRAVELERS INSURANCE COMPANY at Hartford, Connecticut, this 6th day of November, 1997.

                                               By: /s/ Ernest J. Wright

                                                     Secretary

                          UNANIMOUS WRITTEN CONSENT OF
                           THE EXECUTIVE COMMITTEE OF
                            THE BOARD OF DIRECTORS OF
                       METLIFE INVESTORS INSURANCE COMPANY


         The undersigned, being the Executive Committee of the Board of Directors of MetLife Investors Insurance Company, do hereby consent to and unanimously adopt the following resolutions:

WHEREAS, the Company previously adopted resolutions on October 23, 1991, to authorize the creation of separate accounts for the issuance of variable life and variable annuity contracts; and

WHEREAS, these resolutions are intended to revise and restate such resolutions:

NOW THEREFORE BE IT RESOLVED, that the Board of Directors of the Company, hereby authorizes and directs the officers of the Company to establish one or more separate accounts (hereinafter "Separate Accounts"), pursuant to the provisions of Section 376.309, RSMo and regulations adopted thereunder, for the following use and purposes, and subject to such conditions as hereinafter set forth; and

FURTHER RESOLVED, that the empowered officers, and each of them with full power to act without the others, with such assistance from the Company's independent certified public accountants, legal counsel and independent consultants or others as they may require, be, and they hereby are, severally authorized and directed to take all action necessary to: (a) register the Separate Accounts as unit investment trusts under the 1940 Act; (b) register the products under the Securities Act of 1933 (the "1933 Act"); and (c) take all other actions that are necessary in connection with the offering of the Products for sale and the operation of the Separate Accounts in order to comply with the 1940 Act, the 1933 Act, the Securities Exchange Act of 1934 and other applicable federal laws, including the filing of any registration statements, any undertakings, no-action requests, consents, applications for exemptions from the 1940 Act or other applicable federal laws, and any amendments to the foregoing as the empowered officers of the Company shall deem necessary or appropriate.

Dated this 11th day of June, 2004



/s/ Michael K. Farrell
-------------------------
   Michael K. Farrell


/s/ James P. Bossert
-------------------------
   James P. Bossert


/s/ Richard C. Pearson
-------------------------
   Richard C. Pearson

                             WRITTEN CONSENT OF THE
                           EXECUTIVE COMMITTEE OF THE
                              BOARD OF DIRECTORS OF
                    FIRST METLIFE INVESTORS INSURANCE COMPANY


Separate Accounts and Variable Authority

WHEREAS, the Corporation is desirous of developing and marketing certain types of variable and fixed annuity contracts, including modified guaranteed annuity contracts, and variable life insurance contracts, which may be required to be registered with the Securities and Exchange Commission pursuant to the various securities laws (collectively, the "Contracts"); and

WHEREAS, it will be necessary to take certain actions in connection with the Contracts including, but not limited to, establishing separate accounts for segregation of assets and seeking approval of regulatory authorities;

NOW, THEREFORE, BE IT

RESOLVED, that the Corporation is hereby authorized to develop the necessary program in order to effectuate the issuance and sale of the Contracts; and further

RESOLVED, that the Corporation is hereby authorized to establish and to designate one or more separate accounts of the Corporation in accordance with the provisions of state insurance law; and that the purpose of any such separate account shall be to provide an investment medium for such Contracts issued by the Corporation as may be designated as participating therein; and that any such separate account shall receive, hold, invest and reinvest only the monies arising from (i) premiums, contributions or payments made pursuant to the Contracts participating therein; (ii) such assets of the Corporation as shall be deemed appropriate to be invested in the same manner as the assets applicable to the Corporation's reserve liability under the contracts participating in such separate accounts or as may be necessary for the establishment of such separate accounts; and (iii) the dividends, interest and gains produced by the foregoing; and further

RESOLVED, that the proper officers of the Corporation are hereby authorized:

         (i) to register the Contracts participating in any such separate accounts under the provisions of the Securities Act of 1933, as amended, to the extent that it shall be determined that such registration is necessary;

         (ii) to register any such separate accounts with the Securities and Exchange Commission under the provisions of the Investment Company Act of 1940, as amended, to the extent that it shall be determined that such registration is necessary;

         (iii) to prepare, execute and file such amendments to any registration statements filed under the aforementioned Acts (including post-effective amendments), supplements and exhibits thereto as they may be deemed necessary or desirable;

         (iv) to apply for exemption from those provisions of the aforementioned Acts as shall be deemed necessary and to take any and all other actions which shall be deemed necessary, desirable, or appropriate in connection with such Acts;

         (v) to file the Contracts participating in any such separate accounts with the appropriate state insurance departments and to prepare and execute all necessary documents to obtain approval of the insurance departments;

         (vi) to prepare or have prepared and execute all necessary documents to obtain approval of or clearance with, or other appropriate actions required, of any other regulatory authority that may be necessary.



         Dated:  May 14, 2003

             ------------------------------------------------

                       METROPOLITAN LIFE INSURANCE COMPANY

                          Amended and Restated By-Laws















                          Effective September 16, 2004

                 ---------------------------------------------------

                                   ARTICLE IV

                                    OFFICERS


     Section 4.1. Chief Executive Officer. The Board shall determine whom from among the officer directors shall act as Chief Executive Officer.

         Subject to the control of the Board and to the extent not otherwise prescribed by these By-Laws, the Chief Executive Officer shall supervise the carrying out of the policies adopted or approved by the Board, shall manage the business of the Company and shall possess such other powers and perform such other duties as may be incident to the office of Chief Executive Officer.

         Section 4.2 Other Officers. In addition to the Chief Executive Officer, the Board shall elect or appoint a Chairman, a President, one or more Vice-Presidents, a Chief Financial Officer, a Secretary, a Treasurer, a Controller and a General Counsel, and such other officers as it may deem appropriate, except that officers of the rank of Vice-President and below may be elected or appointed by the Compensation Committee of the Board. Officers other than the Chief Executive Officer shall have such powers and perform such duties as may be authorized by these By-Laws or by or pursuant to authorization of the Board or the Chief Executive Officer.

         All officers shall hold office at the pleasure of the Board.



                               ARTICLE V

                          EXECUTION OF PAPERS

         Section 5.1 Instruments. Any officer, or any employee or agent designated for the purpose by the Chief Executive Officer, or a designee of the Chief Executive Officer, shall have power to execute all instruments in writing necessary or desirable for the corporation to execute in the transaction and management of its business and affairs (including, without limitation, contracts and agreements, transfers of bonds, stocks, notes and other securities, proxies, powers of attorney, deeds, leases, releases, satisfactions and instruments entitled to be recorded in any jurisdiction, but excluding, to the extent otherwise provided for in these By-Laws, authorizations for the disposition of the funds of the corporation deposited in its name and policies, contracts, agreements, amendments and endorsement of, for or in connection with insurance or annuities) and to affix the corporate seal.

         Section 5.2 Disposition of Funds. All funds of the corporation deposited in its name shall be subject to disposition by check or other means, in such manner as the Investment Committee may determine.


         Section 5.3 Policies. All policies, contracts, agreements, amendments and endorsements, executed by the corporation as insurer, of, for or in connection with insurance or annuities shall bear such signature or signatures of such officer or officers as may be designated for the purpose by the Board.

         Section 5.4 Facsimile Signatures. All instruments necessary or desirable for the corporation to execute in the transaction and management of its business and affairs, including those set forth in Sections 5.2 and 5.3 of these By-Laws, may be executed by use of or bear facsimile signatures as and to the extent authorized by the Board or a committee thereof or the Chief Executive Officer. If any officer or employee whose facsimile signature has been placed upon any form of instrument shall have ceased to be such officer or employee before an instrument in such form is issued, such instrument may be issued with the same effect as if such person had been such officer or employee at the time of its issue.

                     GENERAL AMERICAN LIFE INSURANCE COMPANY
                   Unanimous Consent of the Board of Directors

                           to Action Without a Meeting

The undersigned, being all of the directors of GENERAL AMERICAN LIFE INSURANCE COMPANY, a Missouri life insurance corporation (the "Company"), pursuant to the provisions of Section 351.340 of the Missouri General and Business Corporation Law, hereby consent to the adoption without a meeting of the following resolutions:

         RESOLVED, that the undersigned waive any notice of a special meeting in connection with the actions contemplated by this Written Consent, and


                               Approval of Minutes

         RESOLVED, that the minutes of the meeting of the Board of Directors of the Company held on June 27, 2007, and attached hereto, be and hereby are approved.


                         Investment Transaction Reports

         WHEREAS, the Company has delegated to Metropolitan Life Insurance Company ("MetLife") the responsibility for management of the Company's investment portfolio pursuant to a Master Services Agreement ("Agreement") dated as January 1, 2001, which Agreement was approved by the Missouri Department of Insurance;

         NOW, THEREFORE, BE IT RESOLVED, that the report of general account investment transactions made on behalf of the Company by MetLife, pursuant to the Agreement and in accordance with the Investment Guidelines, conducted from April 1, 2007 through June 30, 2007, attached hereto as Exhibit A, is hereby ratified, adopted and approved in all respects; and be it

         FURTHER RESOLVED, that the securities lending investment transactions for the period from April 1, 2007 through June 30, 2007, including the reinvestment of proceeds received in connection with the lending program, made pursuant to the Company's securities lending program and reflected in the report attached hereto as Exhibit B, are hereby ratified, adopted and approved in all respects; and be it

         FURTHER RESOLVED, that the derivatives transactions entered into under the Company's derivatives use plan, for the period April 1, 2007 through June 30, 2007, are hereby ratified, adopted and approved in all respects, and the receipt of the derivative holdings summary as of June 30, 2007 and the derivatives compliance test as of June 30, 2007 is acknowledged by the Board of Directors, all reflected in the report attached hereto as Exhibit C; and be it

         FURTHER RESOLVED, that the receipt of the Portfolio Holding Summary, dated as of June 30, 2007 and attached hereto as Exhibit D, is hereby acknowledged by the Board of Directors of the Company.


                                Separate Accounts


                             Separate Account Seven

RESOLVED, that Separate Account Seven be, and hereby is, authorized to file a substitution order request with the SEC that, if approved, would permit the transfer of all assets in the four initial portfolios below to the corresponding replacement portfolios below.



-------------------------------------------------------------- ---------------------------------------------------------
Initial Portfolio                                              Replacement Portfolio
-------------------------------------------------------------- ---------------------------------------------------------
-------------------------------------------------------------- ---------------------------------------------------------
UIF Core Plus Fixed Income Portfolio                           BlackRock Bond Income Portfolio
-------------------------------------------------------------- ---------------------------------------------------------






                              General Authorization

         RESOLVED, that the officers of the Company be, and each of them hereby is, authorized, empowered and directed, in the name and on behalf of the Company, to execute, deliver and receive such documents and take such other actions as each such officer may deem necessary or advisable in order to carry out fully the intent and purposes of these resolutions; and be it

         FURTHER RESOLVED, that this Written Consent may be signed in one or more counterparts, all of which taken together shall be deemed to constitute one and the same document.


IN WITNESS WHEREOF, the undersigned have executed this Written Consent as of October 15, 2008.



/s/ Michael K. Farrell                                        /s/ Stanley J. Talbi
---------------------------------------------                 -----------------------------------
    Michael K. Farrell                                         Stanley J. Talbi


/s/ Michael J. Vietri                                         /s/ James L. Lipscomb
---------------------------------------------                 -----------------------------------
    Michael J. Vietri                                             James L. Lipscomb



/s/ William J. Mullaney                                       /s/ Eric T. Steigerwalt
--------------------------                                    -----------------------------------
    William J. Mullaney                                           Eric T. Steigerwalt



/s/ Lisa M. Weber                                             /s/ Ruth A. Fattori
---------------------------------------------                 -----------------------------------
    Lisa M. Weber                                                 Ruth A. Fattori



/s/ William J. Wheeler
--------------------------------------------
    William J. Wheeler


                                METLIFE INVESTORS
                              USA INSURANCE COMPANY
                               SEPARATE ACCOUNT A
                           Resolution of the Board of
                       Directors As Adopted November 2002


FURTHER RESOLVED, that the empowered officers, and each of them with full power to act without the others, with such assistance from the company's independent certified public accountants, legal counsel and independent consultants or others as they may require, be, and they hereby are, severally authorized and directed to take all action necessary to: (a) register the Separate Accounts as unit investment trusts under the 1940 Act; (b) register the Products under the Securities Act of 1933 (the "1933 Act"); and (c) take all other actions that are necessary in connection with the offering of the Products for sale and the operation of the Separate Accounts in order to comply with the 1940 Act, the 1933 Act, the Securities Exchange Act of 1934 and other applicable federal laws, including the filing of any registration statements, any undertakings, no-action requests, consents, applications for exemptions from the 1940 Act or other applicable federal laws, and any amendments to the foregoing as the empowered officers of the Company shall deem necessary or appropriate.

                           MET INVESTORS SERIES TRUST

                   RESOLUTION ADOPTED BY THE BOARD OF TRUSTEES




         RESOLVED, that the officers of the Trust are hereby authorized and directed, with the assistance of legal counsel, in the name of and on behalf of the Trust to prepare, execute, and file with the Securities and Exchange Commission under the 1940 Act or the Securities Act of 1933, as amended, or under both Acts, one or more other applications for exemptive or other orders and to prepare, execute and make any and all other filings, requests for interpretation or no-action relief or exemption from or under the statutes and regulations of the United States of America and such other jurisdictions as such officers determine to be necessary or appropriate with respect to the Trust.

                         METROPOLITAN SERIES FUND, INC.

                  RESOLUTION ADOPTED BY THE BOARD OF DIRECTORS



RESOLVED, that the officers of the Corporation are, and each of them is, authorized to prepare, execute, and file with the Securities and Exchange Commission, applications for substitutions and exemptions, and any amendments thereto, from provisions of the Investment Company Act of 1940 and any rules thereunder as may, in the judgment of the officers to be acting, be desirable or appropriate for the Corporation, and take all such other actions in connection therewith as the officer or officers so acting deem desirable.